SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 18, 2005

Heartland Payment Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51265	22-3755714
(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Identification No.)

47 Hulfish Street, Suite 400, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (609) 683-3831

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐                                    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 15, 2005, Heartland Payment Systems, Inc. (the “Company”) filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. This Amended and Restated Certificate of Incorporation was duly approved and adopted by the Company’s board of directors and by its stockholders on July 22, 2005.  The Company’s Amended and Restated Certificate of Incorporation provides for certain corporate governance requirements that apply to the Company since it became a public company.

The Company’s Amended and Restated Bylaws were duly approved and adopted by the Company’s board of directors on August 10, 2004, and became effective upon the effectiveness of the Company’s registration statement on Form S-1 on August 10, 2005.  The Company’s Amended and Restated Bylaws provides for certain corporate governance requirements that apply to the Company since it became a public company.

For more information regarding these amendments please see the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached as Exhibit 3.1 and 3.2, respectively, to this report.

Item 9.01 Exhibits

Exhibit 3.1                                          Amended and Restated Certificate of Incorporation of Heartland Payment Systems, Inc.

Exhibit 3.2                                          Amended and Restated Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 17, 2005

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
Chief Financial Officer